                              EMPLOYMENT AGREEMENT
                              --------------------

     This Agreement is made as of the 18th day of September, 1996 between First Alert, Inc., a Delaware corporation (the "Company"), and B. Joseph Messner (the "Employee").

                                    RECITALS
                                    --------

     WHEREAS, the Company desires to employ the Employee as President and Chief Executive Officer of the Company and its wholly-owned subsidiary, BRK Brands, Inc., a Delaware corporation ("BRK Brands"), and the Employee desires to serve as President and Chief Executive Officer of the Company and BRK Brands, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

     1. EMPLOYMENT. The Company hereby employs the Employee as the President and Chief Executive Officer of the Company and BRK Brands, and the Employee accepts such employment for the term of employment specified in Section 3 below (the "Employment Term"). During the Employment Term, the Employee shall, subject to the direction of the Board of Directors of the Company, oversee and direct the operations of the Company and perform such other duties as may from time to time be assigned to him by the Board of Directors. The Employee shall also be elected as a member of the Company's Board of Directors for a term expiring on the date of the Company's 1999 Annual Meeting of Shareholders.

     2. PERFORMANCE. The Employee agrees to devote his best efforts and all of his business time to the performance of his duties hereunder during the Employment Term.

     3. EMPLOYMENT TERM. The Employment Term shall begin on the date of this Agreement and continue until September 30, 1999 (the "Initial Employment Term"). Employment shall thereafter continue on the basis hereby established for successive one year terms unless, more than 180 days prior to the expiration of the term of employment, either the Employee or the Company provides the other with written notice that this Agreement will not be renewed (the "Subsequent Employment Term" and with the Initial Employment Term, the "Employment Term"). Employment during the Employment Term shall be subject to termination in accordance with the terms of this Agreement.

     4. Compensation.
        ------------

          (a) SALARY. During the period commencing on the date hereof and ending on December 31, 1997, the Company shall pay the Employee a base salary, payable in bi-weekly installments, subject to withholding and other applicable taxes, at an annual rate of Three Hundred Thousand Dollars ($300,000.00). Commencing on January 1, 1998, the base salary will be reviewed annually by the Compensation Committee of the Board of Directors and may be increased but not decreased.

          (b) BONUS. In addition to the annual base salary payable to the Employee, commencing with the fiscal year ending December 31, 1997, the Employee shall be eligible to participate in the Management Incentive Bonus Program of the Company pursuant to which the Employee will be entitled to earn an annual bonus of up to one hundred percent (100%) of the annual base salary in effect for such year, subject to achieving specified financial targets established by the Compensation Committee of the Board of Directors. All bonuses payable under this Section 4(b) shall be paid to the Employee as soon as practicable after the delivery of the Company's audited financial statements for the bonus year.

          (c) STOCK OPTIONS. The Employee shall be granted, effective the date the Employee shall join the Company, an option (the "Option") to purchase 300,000 shares of Common Stock of the Company, at an exercise price (the "Strike Price") equal to the fair market value of the Common Stock on the business day immediately preceding the date of grant, as defined in the Company's 1994 Stock Option Plan (the "Option Plan"). The Option will vest and become exercisable in four equal annual installments on the first, second, third and fourth anniversaries of the date of grant. The Option will vest and become immediately exercisable upon the occurrence of a Change of Control (as defined below). The Option will be granted pursuant to a Stock Option Agreement in the form of EXHIBIT A hereto. In addition, the Employee will be granted an option to purchase an additional 200,000 shares of Common Stock, at an exercise price equal to the Strike Price (the "Additional Option"), which will vest and become exercisable only in the event there shall occur a Change of Control (as hereinafter defined) prior to December 31, 1997. The Additional Option shall terminate and be of no further force and effect if a Change of Control is not consummated prior to December 31, 1997. For purposes of this Agreement, a "Change of Control" shall mean the happening of any of the following events:

               (i) Any acquisition resulting in any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2)) of the Securities Exchange Act of 1934 (the "Exchange Act") having beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company; excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (4) any acquisition by the Thomas H. Lee Company or its affiliates, or (5) any acquisition by any entity pursuant to a transaction which is excluded from subsection
          (ii) below; or

               (ii) The approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or

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          substantially all of the assets of the Company ("Corporate
          Transaction"); excluding, however, any Corporate Transaction which would result in the voting securities of the Company immediately prior to such Corporate Transaction continuing to represent (either by remaining outstanding or being converted into voting securities or another entity) 50% or more of the combined voting power of the securities entitled to vote generally in the election of directors of the Company or such other entity outstanding immediately after such Corporate Transaction.

Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred if the "person" described in the preceding portions of this Section 4(c) is an underwriter or underwriting syndication that has acquired ownership of 50% or more of the combined voting power of the Company's then outstanding voting securities solely in connection with a public offering of the Company's securities.

          (d) INSURANCE; OTHER BENEFITS. The Employee shall be entitled to participate in all employee benefit plans now existing or hereinafter established by the Company, including, but not limited to, medical plans, group life and disability insurance plans, pension, profit sharing or bonus plans, 401(k) plans and any other employee benefit plan or arrangement made available to executive officers of the Company.

          (e) VACATION. The Employee shall be entitled to take four weeks of paid vacation during each year of the Employment Term, to be taken at such time or times as shall be mutually convenient and consistent with his duties and obligations to the Company. The Employee shall be entitled to carry-over not more than two weeks vacation for use in the immediately succeeding year of the Employment Term.

          (f) AUTOMOBILE. The Employee shall be entitled to the use of one Company provided automobile during the Employment Term pursuant to the terms of the Company's Automobile Policy.

          (g) CLUB MEMBERSHIP. The Company shall reimburse the Employee for all initiation and annual or monthly dues incurred by the Employee in connection with one country club membership to a club in the Aurora, Illinois area selected by the Employee.

          (h) RELOCATION EXPENSES. The Employee shall be reimbursed by the Company for all reasonable out-of-pocket expenses incurred by him in relocating to the Aurora, Illinois area upon receipt of appropriate documentation. Such expenses shall include travel and temporary living expenses incurred in relocating, actual moving and storage costs and all transportation expenses associated with relocating the Employee's personal property. To the extent that the expenses reimbursed by the Company under this Section 4(h) are included in the Employee's taxable income and are not tax deductible by the Employee, the Company will reimburse the Employee for all income taxes attributable to such expenses reimbursement.


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          5. BUSINESS EXPENSES. The Employee shall be reimbursed by the Company for all reasonable expenses incurred by him in connection with the performance of his duties hereunder in accordance with policies established by the Board of Directors from time to time and upon receipt of appropriate documentation.

          6.  Restrictions on Activities.
              --------------------------

          (a) COMPETITION. The Employee acknowledges that he will be employed by the Company in a key executive capacity which will give him access to confidential information concerning the Company's products, suppliers, customers, manufacturing operations and research and development activities throughout the world, that the Company is engaged in a highly competitive business and that the success of the Company's business in the marketplace depends upon its goodwill, reputation for quality and dependability and the preservation of confidential information. The Employee further acknowledges and agrees that reasonable limits may be placed on his ability to compete against the Company as provided herein so as to protect and preserve the legitimate business interests and goodwill of the Company.

               During his employment with the Company and the Non-Competition Period (as defined below), the Employee will not (anywhere in the world where the Company or any of its divisions, subsidiaries or affiliates then conducts business) engage or participate in, directly or indirectly, as principal, agent, employee, employer, consultant, investor or partner, or assist in the management of, or own any stock or any other ownership interest in, any business which competes with the Company (as defined below). For purposes of this Agreement, a business shall be considered to compete with the Company only if it engages directly or indirectly in the business of designing, manufacturing, marketing, distributing or selling (1) residential smoke detectors which are not capable of being monitored by an alarm control panel, (2) rechargeable lanterns and flashlights, (3) fire extinguishers, (4) night lights, (5) electromechanical or electronic timers which are stand alone devices and not part of a lighting control system, (6) passive infrared motion sensors which are not part of any lighting control or building control system, (7) fire-resistant storage boxes,
(8) carbon monoxide detectors, (9) fire escape ladders, (10) child safety or elder care products or (11) any other products which the Company is developing, designing, manufacturing, marketing, distributing or selling during the Employee's employment with the Company. Notwithstanding the foregoing, the Employee may own, directly or indirectly, less than 1% of the capital stock of any public corporation. For purposes of this Agreement, the "Non-Competition Period" shall mean twelve (12) consecutive months immediately following the date the Employee ceases being employed by the Company, whether the Employee's termination from employment with the Company is voluntary or otherwise.

          (b) NON-SOLICITATION OF EMPLOYEES, CUSTOMERS AND SUPPLIERS. The Employee acknowledges that by virtue of his employment with the Company he will have the opportunity to develop knowledge of and relationships with the Company's employees, customers, and suppliers. The Employee further acknowledges that the Company's relationships with its

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employees, customers, and suppliers are critical to its ability to operate and its financial well-being.

               While employed by the Company and during the Non-Solicitation Period (as defined below), the Employee will not solicit, or attempt to solicit, any officer, director, consultant, executive or employee of the Company or any of its divisions, subsidiaries or affiliates to leave his or her engagement with the Company or such division, subsidiary or affiliate nor will he call upon, solicit, divert or attempt to solicit or divert from the Company or any of its divisions, subsidiaries or affiliates any party of whose name he was aware during the term of his employment with the Company and who is, was, or was solicited to become a customer of the Company or its divisions, subsidiaries or affiliates at any time during the course of the Employee's employment with the Company nor will he divert or attempt to divert from the Company or any of its divisions, subsidiaries or affiliates any supplier (or potential supplier of whose name he is aware) of the Company, its divisions, subsidiaries or affiliates; provided, however, that nothing in this subsection 6(b) shall be deemed to prohibit the Employee from calling upon or soliciting a customer or supplier during the Non-Solicitation Period if such action relates solely to a business which does not compete with the Company. For purposes of this Agreement, the "Non-Solicitation Period" shall mean (i) in the case of the solicitation of any officer, director, consultant, executive or employee, the period of thirty-six (36) consecutive months immediately following the date the Employee ceases being employed by the Company, whether the Employee's termination from employment with the Company is voluntary or otherwise, and (ii) in the case of the solicitation of any customer or supplier, the period of twelve (12) consecutive months immediately following the date the Employee ceases being employed by the Company, whether Employee's termination from employment with the Company is voluntary or otherwise.

          (c) PROPRIETARY INFORMATION. By virtue of his employment by the Company, the Employee will have access to confidential specifications, strategic or technical data, marketing research data, product research and development data, manufacturing techniques, confidential customer lists and sources of supply, and trade secrets, all of which are confidential and may be proprietary and are owned or used by the Company, its divisions, subsidiaries or affiliates. Such information shall hereinafter be called "Proprietary Information" and shall include any and all items enumerated in the preceding sentence and coming within the scope of the business of the Company or any of its divisions, subsidiaries or affiliates as to which the Employee may have had access, whether conceived or developed by others or by the Employee alone or with others during the period of his service to the Company, whether or not conceived or developed during regular working hours. Proprietary Information shall not include any records, data or information which are in the public domain, provided the same are not in the public domain as a consequence of disclosure directly or indirectly by the Employee in violation of this Agreement.

               The Employee agrees that Proprietary Information is of critical importance to the Company. The Employee will keep all Proprietary Information in a

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fiduciary capacity for the sole benefit of the Company. The Employee shall not directly or indirectly disclose (except as required by law) to any person other than the Company or its employees authorized to receive such disclosure by the Company, or use for his own benefit or for the benefit of any other person or entity:

               (1) any of the Company's trade secrets, at any time hereafter, and

               (2) any Proprietary Information as defined in subsection 6(c) of this Agreement but which does not qualify as a trade secret under Illinois law, while he is employed by the Company and for a period of thirty-six (36) months following the date the Employee ceases being employed with the Company, whether the Employee's termination from employment with the Company is voluntary or otherwise.

          (d) NON-DISPARAGEMENT. The Employee further agrees that (1) he will not, at any time following the date of this Agreement, take any action that will demean, disparage or criticize the Company, its subsidiaries, divisions or affiliates or any of their respective officers, employees, agents, directors or stockholders, and (2) he will not make any negative or adverse remarks whatsoever to any third party, including without limitation, actual or potential customers, distributors, sales representatives and investors of the Company and past, current or future employees and/or consultants of the Company, concerning the business, operations, technologies, products, services, marketing strategies, pricing policies, management, affairs and financial condition of the Company, its subsidiaries, divisions, affiliates and/or their successors, assigns, stockholders, officers, directors and employees; provided, however, that nothing contained in this subsection shall be deemed to prohibit the Employee from truthfully responding to inquiries pursuant to legal process, providing information as required by law, conducting internal employee performance appraisals, providing information to the Board or the Company's officers, employees, and investors as necessary to the performance by the Employee of his duties, or otherwise performing his duties.

          (e) RETURN OF DOCUMENTS. The Employee agrees that upon his termination from the Company, whether voluntary or otherwise, the Employee shall deliver to the Company all notes, letters, documents and records which may contain Proprietary Information which are then in his possession or control and shall destroy any and all copies and summaries thereof not returned to the Company.

          (f) ASSIGNMENT OF INVENTIONS. The Employee agrees to assign and transfer to the Company or its designee, without any separate remuneration or compensation, his entire right, title and interest in and to all Inventions in the Field (as defined below), together with all United States and foreign rights with respect thereto, and at the Company's expense to execute and deliver all appropriate patent and copyright applications for securing United States and

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foreign patents and copyrights on Inventions in the Field and to perform all lawful acts, including giving testimony, and to execute and deliver all such instruments that may be necessary or proper to vest all such Inventions in the Field and patents and copyrights with respect thereto in the Company, and to assist the Company in the prosecution or defense of any interference which may be declared involving any of said patent applications, patents, copyright applications or copyrights. For the purposes of this Agreement, the words "Inventions in the Field" shall include any discovery, process, design, development, improvement, application, technique, or invention, whether patentable or copyrightable or not and whether reduced to practice or not, conceived or made by the Employee, individually or jointly with others (whether on or off the Company's premises or during or after normal working hours) while in the employ of the Company, and which was or is directly or indirectly related to the business of the Company or any of its subsidiaries, divisions or affiliates, or which resulted or results from or was suggested by any work performed by any employee or agent thereof during the Employee's employment by the Company and for a period of thirty-six months following the date the Employee ceases being employed with the Company.

          (g) ADDITIONAL PROTECTIONS. The obligations of the Employee under the foregoing subsections 6(a) through 6(f) shall be in addition to, and shall not limit, any other obligations of the Employee to the Company imposed either by law or agreement with respect to the matters set forth in this Section 6.

          (h) REPRESENTATION. THE EMPLOYEE REPRESENTS AND WARRANTS THAT THE KNOWLEDGE, SKILLS AND ABILITIES HE POSSESSED AT THE TIME OF EXECUTION OF THIS AGREEMENT ARE SUFFICIENT TO PERMIT HIM TO EARN A LIVELIHOOD SATISFACTORY TO HIMSELF WITHOUT VIOLATING ANY PROVISION OF SECTION 6 HEREOF, FOR EXAMPLE, BY USING SUCH KNOWLEDGE, SKILLS AND ABILITIES, OR SOME OF THEM, IN THE SERVICE OF A NON-COMPETITOR. THE EMPLOYEE FURTHER REPRESENTS AND WARRANTS THAT HIS ABILITY SO TO EARN A LIVELIHOOD SATISFACTORY TO HIMSELF DOES NOT DEPEND UPON HIS ABILITY TO OBTAIN COMPENSATION FOR HIS SERVICES AT, OR IN EXCESS OF, THE LEVEL AT WHICH HE WILL BE COMPENSATED BY THE COMPANY.

          (i) REMEDIES. It is specifically understood and agreed that any breach of the provisions of this Section 6 will result in serious and irreparable injury to the Company's business and that the remedy at law alone will be an inadequate remedy for such breach, and that in addition to any other remedy it may have, the Company shall be entitled to obtain the specific performance of this Agreement by the Employee and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages. In addition to the foregoing, the Company shall have no obligation to make any payment or provide any benefit to the Employee under
Section 4 or Section 9 of this Agreement on or after the date on which any breach of the provisions of this Section 6 occurs and shall have the right to cease such payments and benefits.

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          (j) SEVERABLE PROVISIONS. The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision, except that if a court of competent jurisdiction invalidates or voids this Section 6 or any portion hereof, the Company shall be entitled to discontinue any payments or benefits that would otherwise be provided under Section 4 or Section 9 and the Employee shall forfeit his rights to the same. In the event that a court of competent jurisdiction, in the course of a proceeding to enjoin the Employee's violation of this Section 6, shall determine that specific performance of any portion of this Section cannot be obtained in whole or in part because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to permit an order of specific performance, and that the Agreement in its reduced form shall be enforced to the full extent permitted by law.

     8.   Termination.
          -----------

          (a) TERMINATION AT END OF TERM. The employment of the Employee hereunder shall not automatically terminate at the end of the Initial Employment Term, but shall continue thereafter for Subsequent Employment Terms in the manner contemplated by Section 3, unless otherwise terminated in the manner provided in this Section 8.

          (b) TERMINATION BY THE COMPANY WITH CAUSE. The Company shall have the right at any time to terminate the Employee's employment hereunder upon the occurrence of any of the following (any such termination being referred to as a termination for "Cause"):

               (i) the commission by the Employee of any fraud, embezzlement or other deliberate and premeditated act of dishonesty or breach of fiduciary duty against the financial or business interests of the Company or any of its subsidiaries;

               (ii) the drug addiction or habitual intoxication of the Employee;

               (iii) the conviction by the Employee of or the pleading by the Employee of NOLO CONTENDERE to, a felony or a crime involving moral turpitude;

               (iv) the willful failure or refusal of the Employee to perform the duties specified in and pursuant to Section 1 hereof, which failure or refusal is not cured within 15 days subsequent to notice from the Company to the Employee specifying the nature of such failure or refusal; or

               (v) the breach by the Employee of any material terms of this Agreement, which breach is not cured within 30 days subsequent to notice from the Company to the Employee specifying such breach.


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          (c) TERMINATION UPON DEATH OR DISABILITY. The Employee's employment hereunder shall automatically terminate upon the Employee's death or upon his inability to perform his duties hereunder by reason of any mental, physical or other disability for a period of at least six consecutive months, as determined by a qualified physician.

          (d) TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company shall have the right to terminate the Employee's employment at any time for any reason without Cause.

     9.   Effect of Termination of Employment.
          -----------------------------------

          (a) WITH CAUSE; RESIGNATION; DEATH OR DISABILITY. If the Employee's employment is terminated with Cause pursuant to Section 8(b) or if the Employee's employment is terminated by the death or disability of the Employee pursuant to Section 8(c) or if the Employee elects to terminate his employment, the Employee's salary and other benefits specified in Section 4 shall cease at the time of such termination; provided, however, that the Employee shall be entitled to all salary and bonuses which are accrued through the date of termination, shall be entitled to continue to participate in the Company's medical benefit plans to the extent required by law and shall retain any stock options which have vested through the date of termination in the manner provided in the Stock Option Agreement.

          (b) WITHOUT CAUSE BY THE COMPANY. If the Employee's employment is terminated by the Company without Cause pursuant to Section 8(d) prior to the expiration of the Employment Term, or if the Employee's employment is terminated as a result of the Company's election to not renew the Agreement, as provided in
Section 3, the Employee's salary and other benefits specified in Section 4 shall cease at the time of such termination, and the Employee shall only be entitled to receive all salary and bonuses which are accrued through the date of termination and the continuation of his base salary, as then in effect, for the Severance Period (as defined below). In addition, the Employee shall be entitled to (i) continue his participation in the Company's medical benefit plans for a period of twelve months from the date of termination on the same terms and conditions as in effect during the term of his employment hereunder, (ii) retain any stock options which have vested through the date of termination in the manner provided in the Stock Option Agreement, and (iii) receive a pro rata portion of the incentive bonus referred to in Section 4(b) for the fiscal year in which the Employee is terminated, subject to the Company achieving the specified financial targets established by the Compensation Committee for such fiscal year, which bonus, if earned, will be paid to the Employee at the same time as bonuses are paid to the other participants in the Management Incentive Bonus Program. The salary payments shall be payable in equal bi-weekly installments, subject to withholding and other applicable taxes. If the Employee obtains other employment during the period in which the Company is required to continue his salary hereunder, the amount of compensation received from such other employment source during the period that the Company is required to make payments under this Section 9(b) shall reduce on a dollar-for-dollar basis the payments otherwise required to be made hereunder, unless the Employee is terminated in connection with a Change of Control, in which event the payments required to be made to the Employee under this Section

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9(b) shall not be subject to such reduction. For purposes of this Section 9(b), the term "Severance Period" shall mean (i) in the case of the termination of the Employee's employment without Cause pursuant to Section 8(d) prior to the expiration of the Employment Term, a period equal to the longer of (x) the remainder of the Employment Term, or (y) twenty-four months from the date of termination, and (ii) in the case of the termination of the Employee's employment as a result of the Company's election to not renew the Agreement, a period equal to twelve months from the date the Company delivers to the Employee a written notice of its election to not renew this Agreement under Section 3 hereof.

     10. INSURANCE. The Company may purchase insurance on the life of the Employee, and if it does so, the Employee shall cooperate fully by performing all the requirements of the life insurer which are necessary conditions precedent to the issuance of the life insurance policy issued by it.

     11. NO OTHER BENEFITS. Except as specifically provided in this Agreement, the Employee shall not be entitled to any compensation, severance or other benefits from the Company or any of its divisions, subsidiaries or affiliates in the event of the Employee's termination of employment for any reason.

     12. NOTICE. Any notices required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, postage prepaid, to the following addresses or such other address as to which notice is given in the manner provided herein:

               If to the Employee:

                  B. Joseph Messner
                  11724 High Drive
                  Leawood, Kansas 66211


               If to the Company:

                  First Alert, Inc.
                  3901 Liberty Street Road
                  Aurora, Illinois 60504-8122
                  Attn:  Chairman

        13.  General.
             --------
     (a) GOVERNING LAW. The terms of this Agreement shall be governed by and construed under the laws of the State of Illinois without regard to its principles of conflicts of laws.


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          (b) ASSIGNABILITY. The Employee may not assign his interest in or delegate his duties under this Agreement. The Company may not assign the Agreement or the rights and obligations hereunder without consent of Employee.

          (c) ENFORCEMENT COSTS. In the event that either the Company or the Employee initiates an action or claim to enforce any provision or term of this Agreement, the costs and expenses (including attorney's fees) of the prevailing party shall be paid by the other party, such party to be deemed to have prevailed if such action or claim is concluded pursuant to a court order or final judgment which is not subject to appeal, a settlement agreement or dismissal of the principle claims.

          (d) BINDING EFFECT; SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the Company, its permitted successors and assigns and the Employee, his representatives and heirs. The Company will require that any successor (whether direct or indirect, by purchase of stock or assets, by merger, by consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, together with such successor's ultimate parent corporation (if any), will be jointly and severally liable for the obligations owed to the Employee hereunder and will perform this Agreement in the same manner and to the same extent that the Company is obligated to perform it. Any succession shall not, however, relieve or alter the Company's continuing liability for all obligations owing to the Employee hereunder. The Employee acknowledges and understands, however, that the Employee's employment by a successor to the Company, if consistent with the terms and provisions of this Agreement, will not be deemed a termination of the Employee's employment with the Company.

          (e) ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

          (f) DURATION. Notwithstanding the term of employment hereunder, this Agreement shall continue for so long as any obligations remain under this Agreement.

          (g) REPRESENTATION OF EMPLOYEE. The Employee represents and warrants that neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates the provisions of any other agreement to which he is a party or by which he is bound.


                                     * * * *


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     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement the day and year first written above.

                                        FIRST ALERT, INC.


                                        By: /s/ Malcolm Candlish
                                            ----------------------------
                                            Name:   Malcolm Candlish
                                            Title:     Chairman


                                        EMPLOYEE


                                        /s/ B. Joseph Messner
                                        --------------------------------
                                        B. Joseph Messner






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